As filed with the Securities and Exchange Commission on July 18, 2003 Registration No. 333-___
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HON INDUSTRIES Inc. (Exact Name of Registrant as Specified in Its Charter)
Iowa (State or Other Jurisdiction of Incorporation or Organization)	42-0617510 (I.R.S. Employer Indentification Number)
414 East Third Street P.O. Box 1109 Muscatine, IA 52761-0071 563/264-7400 (Address and Telephone Number of Principal Executive Offices)
HON INDUSTRIES Inc. Stock-Based Compensation Plan, As Amended (Full Title of the Plan)

James I. Johnson, Esq.
Vice President, General Counsel and Secretary
HON INDUSTRIES Inc.
414 East Third Street
P.O. Box 1109
Muscatine, IA 52761-0071
563/264-7186
(Name, Address, including Zip Code,
and Telephone Number, including Area Code,
of Agent for Service)

Amy E. Dahl, Esq. Gray, Plant, Mooty, Mooty & Bennett, P.A. 3400 City Center 33 South Sixth Street Minneapolis, MN 55402 (612) 343-2800

CALCULATION OF REGISTRATION FEE

Title of Securitiesto be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $1.00 par value	4,000,000	$30.925	$123,700,000	$10,019.70

(1)       Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares which may be offered or sold pursuant to the HON INDUSTRIES Inc. 1995 Stock-Based Compensation Plan, as amended (the "1995 Plan") as a result of the operation of the provisions in the 1995 Plan intended to prevent dilution in the event of stock splits, consolidations or similar changes in capital stock.

(2)       Estimated solely for the purpose of determining the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of high and low sales prices of the shares of Common Stock, par value $1.00, of HON INDUSTRIES Inc., on the New York Stock Exchange on July 17, 2003.

GENERAL INSTRUCTION E INFORMATION

          HON INDUSTRIES Inc., an Iowa corporation (the "Company" or the "Registrant"), is filing this Registration Statement on Form S-8 for the purpose of registering, in accordance with General Instruction E of Form S-8, an additional 4,000,000 shares of the Company's common stock, par value $1.00, to be issued under the Company's Stock-Based Compensation Plan, as amended. The contents of the Company's previously filed Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 26, 1995 (File No. 333-61305), is hereby incorporated by reference in its entirety, including the exhibits to such Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

          The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a)       The Company's Annual Report on Form 10-K for the year ended December 28, 2002.

(b)       The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2003; the Company's Current Report on Form 8-K dated February 13, 2003, and filed with the Commission on February 13, 2003; and the Company's Current Report on Form 8-K dated March 29, 2003, and filed with the Commission on April 22, 2003.

(c)       The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 001-14225) on June 12, 1998.

          All documents subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 8. EXHIBITS.
Exhibit No.	Description
4.1

Articles of Incorporation of the Registrant, as Amended (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999, and the Company's Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2003).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 28, 2002).
4.3

Rights Agreement dated as of August 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A filed August 14, 1998, as amended by Form 8-A/A filed September 14, 1998, incorporated by reference to Exhibit 4.1 on Form 8-K filed August 10, 1998).

4.4	HON INDUSTRIES Inc. Stock-Based Compensation Plan, as amended (incorporated by reference to Exhibit 10(i) to the Company's Annual Report on Form 10-K for the year ended December 30, 2000).
5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.
23.1	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).
23.2	Consent of Pricewaterhouse Coopers LLP.
24.1	Power of Attorney.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muscatine, State of Iowa, on July 18, 2003.

HON INDUSTRIES Inc. By: /s/Jack D. Michaels Jack D. Michaels Chairman and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:
/s/Jack D. Michaels Jack D. Michaels	Chairman and Chief Executive Officer (Principle Executive Officer)	July 18, 2003
/s/Jerald K. Dittmer Jerald K. Dittmer	Vice President and Chief Financial Officer (Principle Accounting Officer)	July 18, 2003
* Stanley A. Askren	President and Director	July 18, 2003
Gary M. Christensen	Director
* Cheryl A. Francis	Director	July 18, 2003
Robert L. Katz	Director
* Dennis J. Martin	Director	July 18, 2003
* Joseph Scalzo	Director	July 18, 2003
* Abbie J. Smith	Director	July 18, 2003
Richard H. Stanley	Director
* Brian E. Stern	Director	July 18, 2003
Ronald V. Waters, III	Director

*     James I. Johnson, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated directors of the Registrant (constituting a majority of the directors) pursuant to a Power of Attorney filed with the Commission as Exhibit 24.1 to this Registration Statement on Form S-8.

July 18, 2003	By: /s/James I. Johnson Name: James I. Johnson Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.	Description
4.1

Articles of Incorporation of the Registrant, as Amended (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999, and the Company's Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2003).

4.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3(ii) to the Company's Annual Report on Form 10-K for the year ended December 28, 2002).
4.3

Rights Agreement dated as of August 13, 1998, by and between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A filed August 14, 1998, as amended by Form 8-A/A filed September 14, 1998, incorporated by reference to Exhibit 4.1 on Form 8-K filed August 10, 1998).

4.4	HON INDUSTRIES Inc. Stock-Based Compensation Plan, as amended (incorporated by reference to Exhibit 10(i) to the Company's Annual Report on Form 10-K for the year ended December 30, 2000).
5.1	Opinion of Gray, Plant, Mooty, Mooty & Bennett, P.A.
23.1	Consent of Gray, Plant, Mooty, Mooty & Bennett, P.A. (included in Exhibit 5.1).
23.2	Consent of Pricewaterhouse Coopers LLP.
24.1	Power of Attorney.

EXHIBIT 5.1

July 18, 2003

HON INDUSTRIES Inc.
414 East Third Street
P.O. Box 1109
Muscatine, IA 52761-0071

Ladies and Gentlemen:

          We have acted as counsel for HON INDUSTRIES Inc., an Iowa corporation (the "Company"), in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-61305) for the registration of an additional 4,000,000 shares of common stock of the Company, par value $1.00 (the "Common Stock"), issuable under the HON INDUSTRIES Inc. Stock-Based Compensation Plan, as amended (the "Plan"). In rendering the opinion hereinafter expressed, we have examined such records and documents of the Company and such other documents and records and made such factual investigation as we deemed necessary and appropriate for the purposes of this opinion. From such examination we are of the opinion that when the shares of Common Stock, up to a maximum of 4,000,000 shares, are issued and paid for pursuant to the 1995 Plan, such shares will be duly and validly authorized and issued and fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to such Registration Statement and to the reference to our name therein.

Very truly yours, /s/ Gray, Plant, Mooty, Mooty & Bennett, P.A.

EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 31, 2003 relating to the financial statements and financial statement schedule of HON INDUSTRIES Inc., which appears in HON INDUSTRIES Inc.'s Annual Report on Form 10-K for the year ended December 28, 2002.

PricewaterhouseCoopers LLP

Chicago, Illinois
July 18, 2003

EXHIBIT 24.1

POWER OF ATTORNEY

           Know all men by these presents, that each person whose signature appears below constitutes and appoints Jack D. Michaels, Stanley A. Askren, Jerald K. Dittmer and James I. Johnson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Post-Effective Amendment No. 1 to a previously filed Registration Statement on Form S-8 (File No. 333-61305), and any and all additional amendments thereto (including additional post-effective amendments), for the registration under the Securities Act of 1933, as amended, of shares of common stock, par value $1.00, of HON INDUSTRIES Inc., an Iowa corporation (the "Company") and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates set forth below.

Signature	Title	Date
/s/Jack D. Michaels Jack D. Michaels	Chairman and Chief Executive Officer (Principle Executive Officer)	July 18, 2003
/s/Jerald K. Dittmer Jerald K. Dittmer	Vice President and Chief Financial Officer (Principle Accounting Officer)	July 18, 2003
/s/Stanley A. Askren Stanley A. Askren	President and Director	July 18, 2003
Gary M. Christensen	Director
/s/Cheryl A. Francis Cheryl A. Francis	Director	July 18, 2003
Robert L. Katz	Director
/s/Dennis J. Martin Dennis J. Martin	Director	July 18, 2003
/s/Joseph Scalzo Joseph Scalzo	Director	July 18, 2003
/s/Abbie J. Smith Abbie J. Smith	Director	July 18, 2003
Richard H. Stanley	Director
/s/Brian E. Stern Brian E. Stern	Director	July 18, 2003
Ronald V. Waters, III	Director